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                                                                     EXHIBIT 4.1


                             THIRD AMENDMENT TO THE
                      AGREEMENT OF LIMITED PARTNERSHIP OF
          DATRONIC EQUIPMENT INCOME FUND XX, L.P. (THE "PARTNERSHIP")


         WHEREAS, the Partnership, together with certain other partnerships has been operated and managed by its general partner, Lease Resolution Corporation, a Delaware non-stock corporation (the "General Partner"); and
         WHEREAS, the Partnership, having completed its business operations, wound up its affairs, distributed its remaining assets and provided its reasonable reserves for contingent or unknown claims or obligations, is about to formally file its Certificate of Cancellation of Limited Partnership, all in accordance with the Delaware Revised Uniform Limited Partnership Act; and
         WHEREAS, prior to such formal cessation of the Partnership's legal existence and to provide for the cost-efficient and orderly administration and satisfaction, if required, of any claims or obligations, in the reasonable and best judgment of the General Partner the Agreement of Limited Partnership, as amended, should be amended as hereinafter set forth;
         NOW, THEREFORE, the undersigned, under Article XXVI of the Agreement of Limited Partnership, as amended (the "Partnership Agreement"), of the Partnership, and on behalf of the Limited Partners, does hereby execute the following Third Amendment to the Partnership Agreement:
         1. From and after the filing of the Certificate of Cancellation of Limited Partnership of the Partnership, any action or proceeding with respect to the Partnership brought by or on behalf of any former Limited Partner against the former General Partner or any of its Affiliates, shall only be brought in and only be subject to the jurisdiction and



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venue of courts of competent jurisdiction sitting in the City of Chicago, County of Cook, State of Illinois, irrespective of the law to be applied under conflicts of law principles, provided, however, that if such action or proceeding is solely a claim entirely derived from and dependent upon allegations of fiduciary duties owed by the former General Partner or its Affiliates to a former Limited Partner making such claim and none of the allegations states a cause of action independent of equitable theories, such action shall be within the exclusive jurisdiction of the Court of Chancery in the State of Delaware.
         2. Anything to the contrary in Article XXIII of the Partnership Agreement notwithstanding, the following shall apply and control:
                  (a) The former General Partner and its Affiliates shall be indemnified against any liability, loss or damage imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws or rules, unless otherwise ordered by a court of competent jurisdiction;
                  (b) The former General Partner and its Affiliates shall be entitled to advances of funds from the appropriate Partnership-funded reserves for legal expenses and other costs incurred as a result of any legal action initiated against the former General Partner or its Affiliates by a former Limited Partner; and
                  (c) The determination by the custodian, escrow holder, trustee or other fiduciary in whose possession the contingent reserve funds established by the Partnership are held (the "Escrowee") as to payments for any indemnification or any advances of funds for legal expenses or other costs in connection therewith shall be binding and final unless otherwise ordered by a court of competent


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         jurisdiction in accordance herewith. Such Escrowee may but need not seek advice of independent counsel prior to making any such payment of indemnification or advancing any such funds.

         WHEREFORE, the undersigned, hereby executes this Third Amendment to the Agreement effective as of the 1st day of May, 2002.

                               GENERAL PARTNER:

                               Lease Resolution Corporation


                               By:  /s/  Donald D. Torisky
                                    ---------------------------------------
                                        Its:  President
                                              -----------------------------


                               LIMITED PARTNERS:

                               By:   Lease Resolution Corporation
                               Attorney-in-Fact for each of the Limited Partners


                               By: /s/  Donald D. Torisky
                                   --------------------------------
                                        Its: President
                                             ------------------------------




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